CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 24 to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 31, 1997, relating to the financial statements of Pruco Life Variable Insurance Account, which appears in such Prospectus.

We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated March 21, 1997, relating to the consolidated financial statements of Pruco Life Insurance Company and Subsidiaries, which appears in such Prospectus.

We also consent to the reference to us under the heading "Experts" in the Prospectus.

/s/ PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036
April 24, 1997

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